UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2015

STELLAR BIOTECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

British Columbia, Canada	000-54598	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

332 E. Scott Street

 Port Hueneme, California 93041

 (Address of principal executive offices) (Zip Code)

(805) 488-2800

 (Registrant’s telephone number, including area code)

Not applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2015, Stellar Biotechnologies, Inc. (the “Company” or “Stellar”), through its wholly-owned California subsidiary, entered into an exclusive collaboration agreement (the “Agreement”) with Ostiones Guerrero SA de CV (“Ostiones”) in Baja California, Mexico for the development of an additional aquaculture locale and expansion of Stellar KLH™ production, subject to a site suitability study to be conducted over the next three years.

Under the terms of the Agreement, the Company and Ostiones will collaborate on the design, expansion and development of marine aquaculture resources and KLH production facilities in Baja California, Mexico to provide, exclusively for the Company, an additional site for hatchery and maturation of keyhole limpets and production of KLH. Ostiones will provide local manpower, labor and operational support to Stellar, the costs of which are subject to prior approval by Stellar and will be reimbursed by Stellar on a monthly basis. As part of the collaboration, Ostiones will gain access to Stellar’s advanced aquaculture techniques, proprietary expertise, support services and training to facilitate the expansion of Ostiones’ seafood production business. During the three year term of the Agreement and for five years thereafter, the parties are subject to customary non-competition and non-contravention provisions as well.

Through its wholly-owned California subsidiary, Stellar leased from Ostiones certain undeveloped land in June 2015 that Stellar will assess over the next three years for suitability for the long-term development and potential expansion of the Company’s production capability. Stellar may terminate the lease early at any time and for any reason, subject to 30 days’ notice, and payment of rent through the date of such early termination. If Stellar decides to proceed with the development of the site, it has options to extend the lease for 30 years. Under the terms of the collaboration, the Company will be responsible for certain improvements to the site, including construction of certain structures and a power-generating facility which will be owned by the Company. The Agreement is co-terminus with the date of the expiration of the lease on June 30, 2018, unless terminated earlier by mutual agreement or in connection with an uncured breach by either party.

A copy of the Agreement is attached hereto as Exhibit 10.1, and the foregoing description is qualified in its entirety by reference to the Agreement in its entirety.

Item 8.01	Other Events

A copy of the press release announcing the execution of the Collaboration Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Collaboration Agreement, dated July 27, 2015, by and between Stellar Biotechnologies, Inc. and Ostiones Guerrero SA de CV
99.1	Press Release, dated July 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stellar Biotechnologies, Inc.

Date: July 30, 2015	By:	/s/ Kathi Niffenegger
	Name:	Kathi Niffenegger
	Title:	Chief Financial Officer